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                                                                   EXHIBIT 10.18

                               ALLOY ONLINE, INC.

                                                                  April 19, 1999

Matthew C. Diamond
4 East 30th Street, Apt. 4B
New York, NY  10016

         Re:  Employment Agreement

Dear Mr. Diamond:

         This letter is to confirm our understanding with respect to your employment by Alloy Online, Inc. (the "Company') (the terms and conditions agreed to in this letter shall hereinafter be referred to as the "Agreement"). In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, we have agreed as follows:

         1. Employment. The Company will employ you, and you agree to be employed by the Company, as Chief Executive Officer and Chairman of the Board of Directors of the Company. You shall have the responsibilities, duties and authority commensurate with the position of Chief Executive Officer and Chairman of the Board of Directors of the Company. In addition to your primary duties, you shall perform such other services for the Company as may be assigned to you from time to time by the Board of Directors of the Company. You shall devote your full time and best efforts in the performance of the foregoing services.

         2. Term of Employment.

         (a) Term; Termination. Your employment hereunder shall commence on the date of the consummation of the initial public offering of shares of the common stock, par value $.01 per share (the "Common Stock"), of the Company (the "Offering). Your employment hereunder shall be terminated upon the first to occur of the following:

             (i) Immediately upon your death; or

             (ii) By the Company by written notice sent to you effective as of the date of such notice:

                  (A) Following your failure, due to illness, accident or any other physical or mental incapacity, to perform the services provided for hereunder for an aggregate of ninety (90) business days within any period of one hundred eighty (180) consecutive business days during the term hereof ("Disability");
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                  (B) For Cause, as defined herein;

             (iii) Subject to Section 4 below, by the Company without Cause at any time upon thirty (30) days written notice to you; or

             (iv) By you at any time upon thirty (30) days written notice to the Company.

         (b) Definition of "Cause". For purposes of this Agreement, "Cause" shall include (i) a reasonable, good faith determination by the Company that you have unsatisfactorily performed your assigned duties and such failure of performance continues for a period of more than thirty (30) days after notice thereof has been provided to you by the Company, (ii) your conviction of a felony, either in connection with the performance of your obligations to the Company or which otherwise shall adversely affect your ability to perform such obligations, shall materially adversely affect the business activities, reputation, goodwill or image of the Company, (iii) willful disloyalty, deliberate dishonesty, breach of fiduciary duty or a material breach of the terms of this Agreement or the Non-Competition Agreement between the Company and you dated November 24, 1998 (the "Non-Competition Agreement"), or (iv) the commission by you of any act of fraud, embezzlement or deliberate disregard of the rule or policies of the Company which results in loss, damage or injury to the Company.

         3. Compensation.

         (a) Salary and Bonus. The Company shall pay you as your compensation for your services and agreements hereunder during the term of this Agreement a base salary at the rate of $150,000 per year (the "Base Salary"), payable in substantially equal installments in accordance with the Company's payroll practices as in effect from time to time, less any amounts required to be withheld under applicable law, plus a annual bonus of up to 25% of Base Salary to be determined by a mutually agreed formula. The Base Salary will be subject to adjustment from time to time.

         (b) Vacation. You shall be entitled to vacation in each calendar year and paid holidays and personal days in accordance with the Company's policies as in effect from time to time.

         (c) Fringe Benefits. You shall be entitled to participate in employee benefit plans which the Company provides or may establish for the benefit of its employees generally (including, without limitation, group life, medical, dental and other insurance, retirement, pension, profit-sharing and similar plans) (collectively, the "Fringe Benefits").

         (d) Reimbursement of Expenses. You shall be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are reasonably incurred by you in furtherance of the Company's business in accordance with the policies adopted from time to time by the Company.

         4. Severance Compensation.


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         (a) In the event that your employment hereunder is terminated by the
Company without Cause, then the Company will continue to pay you your Base Salary, payable in installments as provided in Section 3(a), for a period of twelve (12) months commencing on the effective date of such termination.

         (b) In the event that your employment hereunder is terminated either by you or by the Company for Cause or as a result of your death or Disability, then the Company will have no obligation to pay you (or your estate) any compensation following the date of such termination except as set forth in Section 4(c) below.

         (c) In the event of any termination of your employment for any reason the Company will pay you (or your estate) such portion of your Base Salary as has accrued prior to such termination and has not yet been paid, together with the amount of any bonus earned and accrued but not yet paid and any amounts for expense reimbursement which have been properly incurred or the Company has become obligated to pay prior to termination and have not yet been paid. Such amounts shall be paid as soon as possible after termination. For the purpose of this Section 4(c), the bonus earned and awarded shall not include the accrued pro rata portion of any bonuses which would have been earned if such termination had not occurred.

         5. Records. Upon termination of your relationship with the Company, you shall deliver to the Company any property of the Company which may be in your possession including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.

         6. General.

         (a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth above or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth (5th) business day following the day such mailing is made.

         (b) Entire Agreement. This Agreement together with the Non-Competition Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.


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         (c) Modifications and Amendments. The terms and provisions of this
Agreement may be modified or amended only by written agreement executed by the parties hereto.

         (d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         (e) Assignment. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which you are principally involved. Your rights and obligations under this Agreement may not be assigned by you without the prior written consent of the Company.

         (f) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

         (g) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York, without giving effect to the conflict of law principles thereof.

         (h) Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New York or of the United States of America for the District of New York. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

         (i) Severability. The parties intend this Agreement to be enforced as written. However, if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (j) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.


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         (k) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

         (l) Expenses. Should any party breach this Agreement, in addition to all other remedies available at law or in equity, such party shall pay all of any other party's costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including legal fees and expenses.

         (m) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.


                                Very truly yours,


                                By: /s/ Samuel A. Gradess
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                                    Samuel A. Gradess, Chief Financial Officer
Accepted and Approved:


/s/ Matthew C. Diamond
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Matthew C. Diamond

Dated:   4/19/99


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